REPORT OF INDEPENDENT ACCOUNTANTS ON
                    FINANCIAL STATEMENT SCHEDULE



To the Board of Directors of
 Engineered Support Systems, Inc.

Our audits of the consolidated financial statements referred to in our report dated December 7, 2000 appearing in the Annual Report to Shareholders of Engineered Support Systems, Inc. (which report and consolidated financial statements are incorporated by reference in this Annual Report on Form 10-K) also include an audit of the financial statement schedule listed in Item 14(a)(2) of this Form 10-K. In our opinion, this financial statement schedule presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements.

/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
St. Louis, Mo.
December 7, 2000


Engineered Support Systems, Inc.
Schedule II - Valuation and Qualifying Accounts
For the Years Ended October 31, 2000, 1999 and 1998
(in thousands)

                                                                Additions
                                                      -----------------------------
                                      Balance at      Charged to         Charged to                         Balance
                                      beginning        costs and           other                             at end
           Description                of period        expenses           accounts       Deductions        of period
           -----------                ----------      ----------         ----------      ----------        ----------

Year ended October 31, 2000
   Allowance for doubtful accounts       $264           $ 112               $  0            $136              $240
   Inventory reserves                     548            (462)                 0               0                86

Year ended October 31, 1999
   Allowance for doubtful accounts       $273           $ (54)              $179            $134              $264
   Inventory reserves                     157              31                360               0               548

Year ended October 31, 1998
   Allowance for doubtful accounts       $283           $   2               $  0            $ 12              $273
   Inventory reserves                     359            (202)                 0               0               157